Exhibit E
Offer to Purchase for Cash
by
SEANERGY MARITIME HOLDINGS CORP.
of all outstanding
Class E Common Share Purchase Warrants at a Purchase Price of $0.20
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON JANUARY 10, 2023
UNLESS THE OFFER IS EXTENDED.
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated November 30, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), to purchase all of its outstanding Class E warrants to purchase one common share, par value $0.0001, at a price of $0.20 per warrant, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to warrants shall refer to the Class E warrants of the Company.
The Company will purchase all warrants properly tendered before the Expiration Time (as defined in the Offer to Purchase) and not properly withdrawn at the purchase price, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer. All warrants acquired in the Offer will be acquired at the same purchase price. See Sections 1 and 3 of the Offer to Purchase.
We are the owner of record of warrants held for your account. As such, we are the only ones who can tender your warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender warrants we hold for your account.
Please instruct us as to whether you wish us to tender any or all of the warrants we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.	You may tender your warrants at the purchase price of $0.20 per warrant, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.
2.	The Offer and withdrawal rights period will expire at the end of the day, 5:00 P.M., Eastern Time, on January 10, 2023, unless the Company extends the Offer.
3.	The Offer is for all outstanding Class E Common Share Purchase Warrants at a purchase price of $0.20.
4.
Tendering warrantholders who are registered warrantholders or who tender their warrants directly to Continental Stock Transfer & Trust, N.A. will not be obligated to pay any brokerage commissions or fees to the Company or, except as set forth in the Offer to Purchase and the Letter of Transmittal, transfer taxes on the Company’s purchase of warrants under the Offer.

If you wish to have us tender any or all of your warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your warrants, we will tender all your warrants unless you specify otherwise on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer and withdrawal rights will expire at the end of the day, 5:00 P.M., Eastern Time, on January 10, 2023, unless the Offer is extended.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Company’s Class E warrants. The Offer does not constitute an offer to buy or the solicitation of an offer to sell warrants in any circumstance or jurisdiction in which such offer or solicitation is unlawful. If we become aware of any jurisdiction where the making of the Offer or the acceptance of warrants pursuant thereto is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law where practicable.

The Company’s Board of Directors has approved the Offer. However, neither the Company, nor its Board of Directors, the Depositary or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your warrants. You must make your own decision as to whether to tender and, if so, how many warrants to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase. You should discuss whether to tender your warrants with your broker or other financial or tax advisor.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash
by
SEANERGY MARITIME HOLDINGS CORP.
of all outstanding
Class E Common Share Purchase Warrants at a Purchase Price of $0.20
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 30, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), to purchase all of its outstanding Class E warrants to purchase one common share, par value $0.0001, at a price of $0.20 per warrant, specified by the undersigned, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the warrants shall refer to the Class E warrants of the Company.
The undersigned hereby instruct(s) you to tender to the Company the number of warrants indicated below or, if no number is indicated, all warrants you hold for the account of the undersigned, at the price per warrant indicated below, on the terms and subject to the conditions of the Offer.
In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (4) any foreign exchange obligations triggered by the undersigned’s tender of warrant or the recipient of proceeds are solely his or her responsibility; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.
The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.
The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any warrants held in the Company, details of all options or any other entitlement to warrants outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her warrant ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any warrants. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.
Number of warrants to be tendered by you for the account of the undersigned:      warrants*
☐	The tendered warrants represent all warrants held by the undersigned.
*	Unless otherwise indicated, it will be assumed that all warrants held by us for your account are to be tendered.
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